Exhibit 10.3
                                                                 ____________


                             AMENDMENT NUMBER 1
                                   to the
                            EMPLOYMENT AGREEMENT
                                  Between
                             WILLOW GROVE BANK
                                    And
                            CHRISTOPHER E. BELL

     WHEREAS, the parties hereto, Willow Grove Bank, a federally chartered savings bank (the "Bank" or the "Employer"), and Christopher E. Bell (the "Employee") entered into an Agreement dated May 1, 2004 relating to the terms of the Employee's employment with the Bank (referred to hereinafter as the "Agreement"); and

     WHEREAS, in accordance with the terms of Section 11 of the Agreement, the parties wish to amend the Agreement in order to, among other things, reflect certain changes in the duties to be performed by the Employee.

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the Employer and Employee do hereby agree to amend the Agreement as follows:


     1. Section 1(j) is amended and restated in its entirety to read as follows:

               "(j) Notice of Termination. Any purported termination of the Executive's employment by the Employer for any reason, including without limitation for Cause, Disability or Retirement, or by the Executive for any reason shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, (iii) specifies a Date of Termination, which in the case of the Employer's termination of the Executive's employment for Cause, shall be effective immediately; and (iv) is given in the manner specified in
               Section 10 hereof."

     2. Section 2(a) of the Agreement is amended and restated in its entirety to read as follows:

               "(a) The Employee agrees to render services to the Employer on the terms and conditions set forth herein. From the date of this Amendment No. 1 until approximately February 1, 2006, the Employee agrees to continue to assist in the Bank's Accounting Department with such duties as are reasonably assigned by the Bank's President or Chief Financial Officer. On or about February 1, 2006, Employee shall commence training as a commercial loan credit analyst and at such time thereafter as deemed appropriate by the Bank's President or Chief Lending and Sales Officer, the Employee shall serve as a commercial loan Relationship Manager.

                    The parties hereto agree that the term of the Agreement,
               as amended by this Amendment No. 1, shall terminate as of November 30, 2006 (the "Term-End Date") and that the Agreement, as amended hereby, shall not be extended to any date beyond the Term-End Date."

     3.   Section 2(b) of the Agreement is hereby deleted.

     4. The Employee shall continue to receive his Base Salary as of December 31, 2005 (payable bi-weekly payments) for his services during the term hereof.

     5. Section 3(b) and 3(c) of the Agreement are hereby deleted. The parties agree that the Employee shall be entitled to continue to participate in the benefit plans generally offered by the Bank to similarly situated employees.

     6. Section 5(b) of the Agreement is amended and restated in its entirety to read as follows:

               "(b) In the event the Employee's employment is terminated by the Employer for Cause, the Employee shall have no right pursuant to this Agreement to compensation or other benefits for any period after the applicable Date of Termination."

     7. Section 5(d) of the Agreement is amended and restated in its entirely to read as follows:

               "(d) In the event that (i) the Employee's employment is terminated by the Employer for other than Cause, Disability, Retirement or the Employee's death or (ii) such employment is terminated by the Employee, then the Employer shall pay to the Employee, in six (6) equal monthly installments beginning with the first business day of the month following the Date of Termination, a cash severance amount equal to one-half the Employee's current Base Salary plus an amount equal to the fair value, as reasonably determined and quantified by the Bank as of the Date of Termination of employment, of the unvested stock option and recognition and retention awards which otherwise would have vested by February 2, 2007. In addition, during the six-month period that the Employee is receiving severance payments pursuant to this Section 5(d), he shall also be entitled to continue to participate in the Bank's group health insurance plan on the same terms and cost to Employee as to any other employee during the six-month period."

     8.   Section 5(e) of the Agreement is hereby deleted.


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     9.   In Section 7(a) of the Agreement, the clause ", except as set forth in Section 5(e)(B)(ii) hereof . . ." is herby deleted.

     10. All other sections and provisions in the Agreement shall continue in full force and effect and are incorporated by reference into this Amendment No.
1. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

     This Amendment No. 1 to the Agreement shall be deemed effective as of the date set forth below.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 to the Agreement as of this 18th day of January 2006.


                                     WILLOW GROVE BANK

ATTEST:



/s/ Jerry Arrison                       /s/ Joseph T. Crowley
______________________               By:____________________________________
Witness
                                            Chief Financial Officer
                                     Title:_________________________________



                                     EMPLOYEE



/s/ Jerry Arrison                    /s/ Christopher E. Bell
______________________               _______________________________________
Witness                              Christopher E. Bell


















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